UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 4, 2015, Mr. Edward E. Hagenlocker and Mr. Theodore E. Martin retired from the Board of Directors (the “Board”) of Ingersoll-Rand plc (the “Company”) in accordance with the Company’s Corporate Governance Guidelines due to each attaining the age of 75 prior to the 2015 Annual General Meeting held on June 4, 2015 (the “Annual General Meeting”).

(d) On June 4, 2015, the shareholders of the Company elected Elaine L. Chao and Linda P. Hudson to serve as independent directors on the Company's Board, effective immediately. Ms. Chao will serve as a member of the Board’s Compensation and Corporate Governance and Nominating Committees. Ms. Hudson will serve as a member of the Board's Audit Committee and Finance Committee.

Ms. Chao and Ms. Hudson will participate in the non-management director compensation program described on pages 23 through 25 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: June 4, 2015        /s/ Evan M. Turtz
Evan M. Turtz
Secretary